Exhibit 99.1

Seaport Therapeutics Reports Second Quarter 2026 Financial Results and Highlights Recent Corporate and Clinical Progress

Enrollment in Phase 2b BUOY-1 trial of GlyphAlloTM in major depressive disorder (MDD) is on track with topline data expected in 1H 2027

Phase 1 driving simulation trial of GlyphAllo on track to report topline data in 2H 2026

Following positive data from completed Phase 1 proof-of-concept trial of GlyphAgoTM, Company plans to initiate Phase 2a trial in patients with generalized anxiety disorder (GAD) and sleep disturbance in 2H 2026, and Phase 2b trial in patients with GAD in 1H 2027

Glyph2BLSDTM, a novel non-hallucinogenic neuroplastogen, is on track to complete first-in-human-enabling studies by the end of 2027

Upsized IPO in May generated $260.0 million in gross proceeds; $427.3 million in cash, cash equivalents, and investments as of June 30, 2026, expected to fund operations into 2029

BOSTON, August 3, 2026 -- Seaport Therapeutics, Inc., (Nasdaq: SPTX) (“Seaport” or the “Company”), a clinical-stage therapeutics company that is inventing and developing novel neuropsychiatric medicines, today announced financial results for the second quarter of 2026 and highlighted recent corporate and clinical progress.

“The second quarter of 2026 was marked by two major milestones for Seaport – positive results from our Phase 1 proof-of-concept trial of GlyphAgo and the successful completion of our IPO,” said Daphne Zohar, Co-Founder and Chief Executive Officer at Seaport Therapeutics. “We believe the GlyphAgo Phase 1 data package significantly derisks future clinical development of this program, and we expect to initiate Phase 2 development of GlyphAgo in generalized anxiety disorder in the second half of this year.

"In parallel, we are executing on two clinical trials of our lead product candidate, GlyphAllo, including the Phase 2b BUOY-1 trial in patients with major depressive disorder, and the Phase 1 driving simulation trial in healthy volunteers. Both trials are on track, and we look forward to data from the driving simulation trial in the coming months, ahead of topline data from BUOY-1 in the first half of next year.

“With the data that continue to emerge from psychedelics in neuropsychiatry, including LSD, we are excited about the potential of Glyph2BLSD, which is designed to harness the pharmacology of a psychedelic without causing a ‘trip,’ and may therefore avoid limitations of psychedelics, including the need for supervised administration.

“With a strong balance sheet and cash runway through multiple important clinical data readouts for our two lead programs, we are well-positioned to advance our pipeline through key inflection points and develop novel treatments for the hundreds of million people living with depression and anxiety.”

Recent Business Updates and Anticipated Milestones

GlyphAllo (SPT-300 or Glyph Allopregnanolone) Program for Patients with Major Depressive Disorder (MDD)

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Enrollment on Track in Phase 2b BUOY-1 Trial in MDD. Seaport is actively enrolling patients in BUOY-1, a two-arm, global, randomized, double-blind, placebo-controlled, potentially registration-enabling Phase 2b trial investigating the safety and efficacy of GlyphAllo in patients with MDD with or without anxious distress. Topline data from the BUOY-1 trial are expected in the first half of 2027.

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Phase 1 Driving Simulation Trial in Healthy Volunteers is On Track - Topline data Expected in 2H 2026. This randomized, double-blind, placebo-controlled Phase 1 trial is designed to evaluate the potential impact of multiple dose levels of GlyphAllo on simulated driving performance in healthy volunteers. In this trial, GlyphAllo is dosed in the evening, and simulated driving performance is assessed the following morning, approximately nine hours following GlyphAllo administration, as is typical in driving simulation trials. Topline data from the driving simulation trial are expected in the second half of 2026, in advance of the expected topline readout of the BUOY-1 trial.

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Presented Overview of the GlyphAllo Development Program at the Main Session of the 2026 American Society of Clinical Psychopharmacology (ASCP) Annual Meeting. In May 2026, Seaport presented oral and poster presentations highlighting the key clinical data generated in the Phase 1 and Phase 2a clinical trials of GlyphAllo and the design of the ongoing Phase 2b BUOY-1 trial of GlyphAllo in patients with MDD with or without anxious distress.

GlyphAgo (SPT-320 or Glyph Agomelatine) Program for Patients with Generalized Anxiety Disorder (GAD)

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Positive Proof-of-Concept Topline Results from Completed Phase 1 Trial in Healthy Volunteers
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In April 2026, Seaport reported positive topline results from the head-to-head crossover and single-ascending dose (SAD) portions of the trial. In the head-to-head crossover portion of the trial, GlyphAgo demonstrated a statistically significant 6.8-fold increase in bioavailability compared to unmodified agomelatine in healthy volunteers, exceeding the program’s two-fold target to mitigate liver exposure. GlyphAgo also showed significantly lower (10-fold) pharmacokinetic variability compared to unmodified agomelatine.
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In June 2026, Seaport reported positive topline results from the multiple-ascending dose (MAD) portion of the trial. Data from the MAD portion of the trial showed that seven-day dosing of GlyphAgo achieved therapeutic exposures of agomelatine at doses projected to avoid liver enzyme elevations and reduce or eliminate the need for liver function testing that has previously limited agomelatine’s clinical use.

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Across all dose levels in all portions of the trial, GlyphAgo was well-tolerated, with no serious or severe adverse events, no liver-related AEs, and no clinically significant changes in liver-related laboratory parameters, including ALT, AST, or bilirubin.
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The complete Phase 1 data package supported dose selection and advancement of GlyphAgo into two parallel Phase 2 trials in patients with GAD.

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Company Plans to Initiate a Phase 2a Proof-of-Pharmacology Trial in the Second Half of 2026. This randomized, double-blind trial of two dose levels of GlyphAgo is designed to demonstrate proof-of-pharmacology by characterizing the potential benefits of GlyphAgo on sleep, including objective measures of sleep architecture, in patients with GAD and sleep disturbance. Topline data from this trial are expected in early 2028.

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Company Plans to Initiate a Phase 2b Trial in the First Half of 2027. This randomized, double-blind, placebo-controlled, potentially registration-enabling trial is designed to evaluate the efficacy and safety of GlyphAgo in patients with GAD. Topline data from this trial are expected by year-end 2028.

Preclinical and Discovery Programs

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Glyph2BLSD (SPT-348 or Glyph 2-bromo-LSD) Program on Track. Seaport is developing Glyph2BLSD for neuropsychiatric and headache disorders with significant unmet need. Glyph2BLSD is a non-hallucinogenic neuroplastogen designed to harness the pharmacology of a psychedelic without the hallucination, or “trip.” Completion of first-in-human-enabling studies is expected by year-end 2027.

Corporate

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Upsized IPO Raising $260.0M Completed. In May 2026, Seaport closed its initial public offering (IPO), in which the Company raised gross proceeds of $260.0 million, before deducting underwriting discounts, commissions, and other offering expenses. The net proceeds from the offering together with the Company’s current cash, cash equivalents and investments are expected to support Seaport’s current operating plans into 2029, which includes multiple anticipated topline data readouts, including the Phase 2b BUOY-1 trial of GlyphAllo in patients with MDD, the Phase 2a trial of GlyphAgo in patients with GAD and sleep disturbance, and the Phase 2b trial of GlyphAgo in patients with GAD.

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Sharon Mates, Ph.D. Appointed to Board of Directors in April 2026. Dr. Mates served as Co-Founder, Chairman, and Chief Executive Officer of Intra-Cellular Therapies, Inc., which she co-founded in 2002, until its acquisition by Johnson & Johnson (J&J) for $14.6 billion in 2025.

Second Quarter 2026 Financial Results

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Cash Position: Cash, cash equivalents, and investments totaled $427.3 million as of June 30, 2026. Seaport expects its cash, cash equivalents, and investments to support its current operating plans into 2029.

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R&D Expenses: Research and development (R&D) expenses were $24.6 million for the quarter ended June 30, 2026, as compared with $13.4 million for the quarter ended June 30, 2025. The increase in R&D expenses of $11.2 million was primarily due to increases in clinical development expenses of GlyphAllo and GlyphAgo as they advanced into later stage development.

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G&A Expenses: General and administrative (G&A) expenses were $41.2 million for the quarter ended June 30, 2026, as compared with $5.1 million for the quarter ended June 30, 2025. The increase in G&A expenses of $36.1 million was primarily due to one-time, non-cash stock-based compensation costs related to the successful completion of the Company’s IPO, as described in its previous SEC filings, and additional equity grants issued under the Company’s 2024 and 2026 Equity Plans.

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Net Loss: Net loss was $62.6 million for the second quarter of 2026, as compared to a net loss of $15.1 million for the second quarter of 2025. The increase in net loss was primarily due to one-time, non-cash stock-based compensation costs related to the successful completion of the Company’s IPO, as described in its previous SEC filings, and additional equity grants issued under the Company’s 2024 and 2026 Equity Plans.

About Seaport Therapeutics

Seaport Therapeutics (Nasdaq: SPTX) is a clinical-stage therapeutics company focused on inventing and developing new medicines for patients with depression, anxiety, and other debilitating neuropsychiatric disorders. Through its differentiated approach, the Company identifies clinically validated mechanisms with established efficacy and safety which had historically been limited by high first-pass metabolism, low bioavailability, and/or side effects. Seaport applies its proprietary GlyphTMplatform to overcome those limitations and invent innovative oral therapies. With an experienced team of industry leaders, Seaport has a proven track record in neuropsychiatry drug discovery and development and delivering successful business outcomes. Seaport aims to develop novel, leading treatment options that will make a significant impact for patients and their families. For more information, please visit www.seaporttx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding our product candidates, including the ongoing Phase 2b trial of GlyphAllo, enrollment status and anticipated timing of topline data in the first half of 2027, the Phase 1 driving simulation trial for GlyphAllo in healthy volunteers and timing of results in the second half of 2026, the completed Phase 1 trial of GlyphAgo, results related thereto, and the anticipated Phase 2a proof-of-pharmacology trial (initiating in the second half of 2026) and the Phase 2b trial (initiating in the first half of 2027) and related data in 2028, preclinical and clinical development activities and timelines, including preclinical and first-in-human-enabling activities for Glyph2BLSD (SPT-348), and our expectations regarding uses of capital, expenses and financial results, including the expected cash runway and financial performance.

Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect Seaport’s business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to the Company’s research and development activities; risks that interim results are not predictive of final results in a clinical trial, Seaport’s ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; uncertainties relating to preclinical and clinical development activities; the Company’s dependence on third parties to conduct clinical trials, manufacture its product candidates and develop and commercialize its product candidates, if approved; Seaport’s ability to attract, integrate and retain key personnel; risks related to the Company’s financial condition and need for substantial additional funds in order to complete development activities and commercialize a product candidate, if approved; risks related to regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; risks related to establishing and maintaining Seaport’s intellectual property protections; and risks related to the competitive landscape for Seaport’s product candidates; as well as other risks described in “Risk Factors,” in Seaport’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026 filed with the Securities and Exchange Commission (SEC), as well as subsequent filings with the SEC. Seaport expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Seaport uses and intends to continue to use its Investor Relations website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations, and webcasts.

Seaport Therapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development (including non-cash stock-based compensation expense of $0.9 million and $0.6 million for three months ended June 30, 2026 and 2025, respectively and $1.8 million and $1.1 million for six months ended June 30, 2026 and 2025, respectively)	$24,619	$13,409	$46,049	$23,944
General and administrative (including non-cash stock-based compensation expense of $36.0 million and $1.2 million for three months ended June 30, 2026 and 2025, respectively and $37.6 million and $2.3 million for six months ended June 30, 2026 and 2025, respectively)	41,189	5,061	47,302	10,711
Total operating expenses	65,808	18,470	93,351	34,655
Loss from operations	(65,808)	(18,470)	(93,351)	(34,655)
Total other income, net	3,459	3,527	6,113	6,618
Loss before income taxes	(62,349)	(14,943)	(87,238)	(28,037)
Income tax provision	251	134	770	165
Net loss	$(62,600)	$(15,077)	$(88,008)	$(28,202)

Net loss per share, basic and diluted	$(1.78)	$(6.40)	$(4.60)	$(12.05)
Weighted-average common shares outstanding, basic and diluted	35,236,214	2,356,777	19,118,049	2,340,431

Seaport Therapeutics, Inc.

Selected Condensed Consolidated Balance Sheet Data

(In thousands) (Unaudited)

	June 30,	December 31,
	2026	2025
Cash, cash equivalents and investments	$427,260	$233,653
Working capital	$266,501	$210,448
Total assets	$441,681	$249,009
Total stockholders' equity (deficit)	$422,602	$(92,545)

Seaport Therapeutics

Media Contact:

Shannon Costello
Vice President, Communications
publicrelations@seaporttx.com

Investor Contact:
Adam Bero, Ph.D.
Vice President, Head of Investor Relations
ir@seaporttx.com